EXHIBIT 99.1

Atlas Financial Holdings, Inc.
(“the Corporation”)
FORM OF PROXY (“PROXY”)

Annual General Meeting
Thursday May 30, 2013 at 10:00 a.m. (Central Time)
150 Northwest Point Boulevard,
Elk Grove Village, IL 60007
(the “Meeting”)

RECORD DATE:	April 26, 2013
CONTROL NUMBER:
SEQUENCE #:
FILING DEADLINE FOR PROXY:	By 10:00 a.m. (Central Time) on May 28, 2013

VOTING METHODS
INTERNET	Go to www.voteproxyonline.com and enter the 12 digit control number above
FACSIMILE	(416) 595-9593
MAIL or HAND DELIVERY	EQUITY FINANCIAL TRUST COMPANY 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1

The undersigned hereby appoints Scott Wollney, President and Chief Executive Officer of the Corporation, or failing him, Paul Romano, Chief Financial Officer of the Corporation (“Management Nominees”), or instead of any of them, the following Appointee as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the Meeting or such adjournment(s) or postponement(s) thereof in accordance with voting instructions, if any, provided below.

This proxy revokes and supersedes all earlier dated proxies and MUST BE SIGNED.

SEE VOTING GUIDELINES ON REVERSE

RESOLUTIONS - MANAGEMENT VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED ABOVE THE BOXES

1. ELECTION OF DIRECTORS				FOR	WITHHOLD

a)	Jordan Kupinsky

b)	Gordon Pratt

c)	Larry Swets, Jr.

d)	Scott Wollney

e)	John T. Fitzgerald

2. APPOINTMENT OF AUDITORS				FOR	WITHHOLD

To consider and, if deemed appropriate, to pass, with or without variation, a resolution approving the appointment of Johnson Lambert & Co. LLP as the auditor of the Corporation for the fiscal year ending December 31, 2013.

3. APPROVAL OF STOCK OPTION PLAN				FOR	AGAINST

To consider and, if deemed appropriate, to pass, with or without variation, a resolution approving the continued use of the stock option plan of the Corporation, as more fully described in the accompanying proxy statement of the Corporation dated April 19, 2013 (the “Proxy Statement”).

4. APPROVAL OF EQUITY INCENTIVE PLAN				FOR	AGAINST

To consider and, if deemed appropriate, to pass, with or without variation, a resolution approving the equity incentive compensation plan of the Corporation, effective upon and subject to obtaining requisite regulatory approval as may be required, as more fully described in the Proxy Statement.

5. SAY ON PAY				FOR	AGAINST

To consider and, if deemed appropriate, to pass an advisory, non-binding resolution with respect to the Corporation's approach to executive compensation, as more fully described in the Proxy Statement.

6. FREQUENCY OF SAY ON PAY VOTE		3 YEARS	2 YEARS	1 YEAR	ABSTAIN
To consider and, if deemed appropriate, to pass an advisory, non-binding proposal with respect to the frequency that shareholders will vote on the Corporation's approach to executive compensation.

This proxy revokes and supersedes all earlier dated proxies and MUST BE SIGNED

Signature of Registered Owner	Date (MM/DD/YYYY)

Proxy Voting - Guidelines and Conditions

1.     PROXY IS SOLICITED BY OR ON BEHALF OF MANAGEMENT OF THE CORPORATION.

2.     THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIALS PRIOR TO VOTING.

3.
If you appoint the Management Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management Voting Recommendations highlighted for each Resolution overleaf. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.

4.
This proxy confers discretionary authority on the person(s) named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof, in each case, to the extent permitted by law, whether or not the amendment, variation or other matter that comes before the Meeting is routine or is contested.

5.
Each shareholder has the right to appoint a person other than Management Nominees specified herein to represent them at the Meeting or any adjournment or postponement thereof. Such right may be exercised by inserting in the space provided the name of the person to be appointed, who need not be a shareholder of the Corporation.

6.	To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of it being received by or on behalf of Management of the Corporation.

7.
To be valid, this proxy must be filed using one of the Voting Methods and before the Filing Deadline for Proxies, noted overleaf or in the case of any adjournment or postponement of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the reconvened meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy. The Chairman of the Meeting may waive or extend the proxy cut-off without notice.

8.
If the shareholder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the shareholder may be required to provide documentation evidencing the signatory's power to sign the proxy.

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